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                                                                    Exhibit 23.8

                        INDEPENDENT APPRAISERS' CONSENT

We consent to the use of our estimation of the fair value of the intangible assets of JCA Technology, Inc. and Globe Y Technology, Inc. appearing in New Focus Inc.'s annual report (Form 10-K) for the year ended December 29, 2002, incorporated by reference in the Registration Statement of Bookham Technology plc, on form F-4.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ FINANCIAL STRATEGIES CONSULTING GROUP, LLC

January 12, 2004